EXHIBIT 5.1

                                February 11, 1998


Cellegy Pharmaceuticals, Inc.
1065 E. Hillsdale Blvd.
Suite 418
Foster City, CA  94404

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about February 11, 1998 in connection with the registration under the Securities Act of 1933, as amended, for resale of an aggregate of 2,142,063 shares of your Common Stock (the "Stock"), all of which will be sold by the selling shareholders named in the Prospectus included within the Registration Statement (the "Selling Shareholders"), including 462,809 shares that are presently issued and outstanding (the "Outstanding Shares"), 1,537,191 shares that may be issued in the future to certain of the Selling Shareholders (the "Contingent Shares") pursuant to the Asset Purchase Agreement dated as of December 31, 1997 between Neptune Pharmaceutical Corporation and you (the "Neptune Agreement") and 142,063 shares (the "Warrant Shares") that are issuable upon the exercise of certain warrants (the "Warrants") held by certain of the Selling Shareholders. The Outstanding Shares, Contingent Shares and Warrant Shares will be referred to collectively herein as the "Shares."

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement (including the Prospectus included therein), together with the Exhibits filed as a part thereof;

     (2) the articles of incorporation of the Company, as amended through the date hereof, certified by the Company's Secretary;

     (3) the bylaws of the Company, as amended through the date hereof, certified by the Company's Secretary;

     (4) common stock purchase warrant dated November 24, 1997 between the Company and CIBC Oppenheimer Corp.;

     (5) common stock purchase warrant dated October 1, 1997 between the Company and BMC, Inc.;

     (6) common stock purchase warrant dated October 1, 1997 between the Company and The Trout Group LLC;

     (7)     the Neptune Agreement;

     (8) your registration statement on Form 8-A filed with the Commission in connection with the Company's initial public offering in August 1995;

     (9) the minutes of meetings and actions by written consent of the Board of Directors that are contained in your minute books and that are in our possession, that relate to issuance of the Shares, the Warrants and the Warrant Shares; and

     (10) a Management Certificate (the "Management Certificate") addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations, including, without limitation, information concerning the number of outstanding shares of Common Stock and shares of common stock issuable upon exercise of outstanding options, warrants and similar rights.



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     In our  examination  of  documents  for purposes of this  opinion,  we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     In  rendering  any  opinion  that the Shares  are,  or will when issued be,
"fully paid," we have assumed that such shares were or will be issued in accordance with the terms of the Warrants or the Neptune Agreement, and that the Company has received (with respect to outstanding Shares) or will receive (with respect to Shares that may be issued in the future) full consideration for the issuance of such Shares provided for in the Warrants or the Neptune Agreement (as the case may be), and we have relied solely, without independent investigation, upon the representation of the Company to that effect in the Management Certificate referred to above.

     Based upon the foregoing, it is our opinion that the Outstanding Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are, and the Contingent Shares when and if issued pursuant to the Neptune Agreement, and the Warrant Shares when and if issued upon exercise of the Warrants and fully paid for as provided in the Warrants will be (assuming no change in such documents or applicable law), legally issued and nonassessable and, to our knowledge, fully paid.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                                       Very truly yours,

                                                       FENWICK & WEST LLP

                                                       /s/  Fenwick & West LLP
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